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                                                                   EXHIBIT 23.1



                             Consent of Independent
                          Certified Public Accountants





Frontline Communications, Corp.
Pearl River, New York



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 1998, relating to the financial statements of Frontline Communications Corp., which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                      /s/ BDO Seidman, LLP
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Valhalla, New York

April 30, 1998